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                                                                  Exhibit 10(ii)

                            AMENDMENT NUMBER FOUR TO
                  NORTHERN TRUST EMPLOYEE STOCK OWNERSHIP PLAN
               (As Amended and Restated Effective January 1, 2002)

     WHEREAS, The Northern Trust Company (the "Company") maintains the Northern Trust Employee Stock Ownership Plan, As Amended and Restated Effective January 1, 2002, (the "Plan"); and

     WHEREAS, amendment of the Plan is now considered desirable;

     NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Company under Section 13.1 of the Plan, and pursuant to the authority delegated to the undersigned officer by resolutions of the Board of Directors of the Company dated January 21, 2003, the Plan is hereby amended effective as of January 21, 2003, as follows:

1.   To add the following as new Section 5.5 of the Plan:

     "5.5   Restricted Trading Period

            Notwithstanding any other provision of the Plan, the following restrictions shall apply during the applicable Restricted Trading Periods (as defined below) in accordance with Northern Trust Corporation's Statement of Confidential Information and Securities Trading (the "Trading Policy"):

            (a) No purchase, sale or resale of Company Stock, including the reinvestment in Company Stock of dividends paid on Company Stock pursuant to Sections 7.2 and 11.2, may be made during such Restricted Trading Period.

            (b) No election, pursuant to Section 11.2, to receive a cash payment of the dividends paid on Company Stock or to have those dividends reinvested in Company Stock may be made during such Restricted Trading Period.

            (c) No distribution of any Applicable Amount (as defined in Section 7.9) or transfer to The Northern Trust Company Thrift-Incentive Plan of any Applicable Amount pursuant to a diversification election made by a Qualified Participant under Section 7.9 may be made during such Restricted Trading Period.

            (d) Processing of distributions under Article IX will be delayed during such Restricted Trading Period.

            (e) The Company's General Counsel may impose restrictions similar to those described above, upon some or all Members or Beneficiaries, at any other time designated by

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                 the General Counsel, if the General Counsel determines that such action is appropriate in the circumstances under securities laws or other applicable law.

            (f) Notwithstanding the restrictions described above, investment and trading activities by the Trustee or other Plan fiduciaries with respect to Company Stock, shall be permitted during a Restricted Trading Period in accordance with the terms of an approved SEC Rule 10b5-1 trading plan.

            (g)  The term `Restricted Trading Period' means:

                 (i) For those Members who are Directors and Policy Committee members (as described in the Trading Policy), certain other senior officers of the Company or any Affiliate, certain Business Unit financial officers, and certain members of the Company's (or any Affiliate's) Controller's Department, Investor Relations, and the Treasury Department (or any other Member identified in the Trading Policy from time to time as being subject to a `narrow trading window'), the period starting at the beginning of the fourth business day in February, May, August and November of each Plan Year and concluding at the end of the first full business day following the quarter's end earnings announcement; and

                 (ii) For all other Members and Beneficiaries, the period that begins at the beginning of the fifth business day before the close of the quarter or the Plan Year (counting the last business day as the fifth day) and that concludes at the end of the first full business day after the day on which the Northern Trust Corporation's financial report for the quarter or year is publicly released."

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf as of January 21, 2003.

                                         THE NORTHERN TRUST COMPANY

                                         By:       /s/ Martin J. Joyce, Jr.
                                             -----------------------------------
                                         Name:  Martin J. Joyce, Jr.
                                         Title: Senior Vice President

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